For Immediate Release

Contacts:

Joe Stapley	Lisa Pollack
EAU Technologies	Cohn, Overstreet & Parrish
678.384.3716	404.961.2222

EAU Technologies Announces Organizational Change

ATLANTA, Ga. (Nov. 13, 2007) - EAU Technologies, Inc. (“EAU” or “Company”) (EAUI:OTCBB), a provider of electrolyzed oxidative water that promotes “Green Technology” to numerous industries including food processing, agriculture, dairy and environmental remediation, announced today that Doug Kindred has been promoted to Chief Technology Officer. In his new role at EAU Technologies, Mr. Kindred will oversee manufacturing, installation, and research and development.

Kindred joined EAU Technologies in 2001, as Vice President of Manufacturing and Engineering Services. In that role, he led development of EAU technologies. Prior to joining EAU, Kindred served as President and General Manager for Amerex Industries, Inc., an air pollution control equipment manufacturer. Kindred also worked with ESI Inc., an engineering and construction firm specializing in coal, wood, sludge, oil and gas fired industrial power plants, serving as co-owner and Vice President of Operations.

“Doug has been instrumental in the growth and development of EAU. His business acumen, combined with his strong technical expertise is an invaluable resource for the company,” said Wade Bradley, President and CEO of EAU. “His experience throughout his career with the production of premium quality water, including numerous boiler feed water systems significantly adds to the strength of the technologies and services EAU is able to provide.”

Kindred is a registered professional mechanical engineer. He holds a Bachelor of Science in Mechanical Engineering from Georgia Institute of Technology, and is a graduate of the Kenan-Flagler Business School Executive Program at the University of North Carolina at Chapel Hill.

For additional information about Mr. Kindred, please refer to the Company’s Form 8-K to be filed on this date.

About EAU:

EAU Technologies, Inc. (EAU) is a supplier of Electrolyzed Oxidative Water Technology (EOW Technology marketed as Empowered Water™) and other complementary technologies with applications in diverse industries. EAU's solutions are water-based and non-toxic (at application concentration, the solutions are non-toxic to humans and live animals). EOW Technology may replace many of the traditional methods now used to clean, disinfect and nourish in large industries such as agriculture and food processing. EAU has solutions for existing bacteria, virus and mold proliferation threats. EAU continues to add innovative and efficacious products that offer a systemic approach to pathogen elimination in food processing plants and related industries, thereby producing safer foods while protecting the environment through ``Green Technology.'' EAU uses terms like “green”, “natural”, “non-toxic” and “organic” based on our NAMSA studies that show no toxicity or cytotoxicity at levels as high as 70 ppm of HOCl. EAU uses only water, food grade electrolytes and electricity to create all of its solutions. The active ingredients in the solutions EAU creates through electrolysis are GRAS (generally regarded as safe) approved. Please visit our website and sign up to be emailed our press releases and public announcements. www.eau-x.com Investor Relations: (678) 384-3716.

``Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may include without limitation, our expectations about the growth and the potential for the company, and Mr. Bradley’s abilities to lead the company in that growth. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk associated with successfully developing our business in evolving markets, our need for additional capital, our continuing operating losses, the ability of our management to conduct distribution activities and sell products, possible failure to successfully develop new products, vulnerability to competitors due to lack of patents on our products, and other risk factors listed in our annual report on Form 10-KSB for the year ended December 31, 2005 and our other SEC reports. . Forward-looking statements may be identified by terms such as ``may,'' ``will,'' ``should,'' ``could,'' ``expects,'' ``plans,'' ``intends,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``forecasts,'' ``potential,'' or ``continue,'' or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.

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